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                                                                     EXHIBIT 3.4



                                    BY-LAWS

                                       OF

                               COULTER CORPORATION

                            (A Delaware Corporation)

                                   **********

                                    ARTICLE I
                                     OFFICES

               Section 1. REGISTERED OFFICE. The registered office shall be at 229 South State Street in the City of Dover, County of Kent, State of Delaware.

               Section 2. OTHER OFFICES. The corporation may also have offices at such other place both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

               Section 1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. Any and all signatures on any such certificate may be facsimiles.

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               Whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing such shares shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware ("General Corporation Law"). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

               The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to identify the corporation against any claim that may be made against it on Account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

               Section 2. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfers of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

               Section 3. RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the

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purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               Section 4. STOCKHOLDER MEETINGS.

               (a) TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors; provided that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors or by the shareholders calling the meeting pursuant to Section 4(c) of this Article II.

               (b) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors, or the shareholders calling the special meetings pursuant to Section 4(c) of this
Article II, may, from time to time, fix.

               (c) CALL. Annual meetings of the stockholders may be called by the directors or by any officer instructed by the directors to call the meeting. Special meetings of


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the stockholders for any purpose or purposes may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning at least one-half in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

               (d) NOTICE AND WAIVER OF NOTICE. Written notice of all meetings shall be given stating the place, date and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, the notice of any meeting shall be given, personally or by mail, not more than sixty days nor less than ten days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time not more than thirty days hence and/or to another place and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

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               (e) STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the place where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation or to vote at any meeting of stockholders.

               (f) CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting -- the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, of, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

               (g) PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall

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be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

               (h) QUORUM. The holder (s) of at least one half of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

               (i) VOTING. Each share of Class A Common Stock shall entitle the holder thereof to one vote. In the election of directors, a majority of the votes cast by the holders of the Class A Common Stock shall elect. Any other action shall be authorized by a majority of the votes cast by the holders of the Class A Common Stock except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power. In the election of directors by the holders of the Class A Common Stock, and for any other action, voting need not be by written ballot.

               Except as otherwise required by law, the Class B Common Stock shall not be entitled to vote, and the provisions of any statute which authorize any action by a vote or written consent of the holders of the shares or a specific proportion of the shares of the corporation shall not be deemed to apply to the holders of Class B Common Stock.

               Section 5. STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Class A Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those holders of Class A Common Stock who have not consented in writing.

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                                   ARTICLE III
                                    DIRECTORS

               Section 1. FUNCTIONS. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

               Section 2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware. The initial Board of Directors shall consist of three (3) persons. Except for the first Board of Directors, the number of directors may be fixed from time to time by action of the stockholders or of the directors or, if the number is not fixed, the number shall be three (3).

               Section 3. ELECTION AND TERM. The first Board of Directors named in the Certificate of Incorporation shall hold office until the first annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Directors who are elected at an annual meeting of stockholders and directors who are elected in the interim to fill vacancies and newly created directorships shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

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               Section 4. DIRECTORS MEETINGS.

               (a) TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

               (b) PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

               (c) CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, or the President or by a majority of the directors in office.

               (d) NOTICE AND WAIVER OF NOTICE. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

               (e) QUORUM AND ACTION. A majority of the Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

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The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of directors held to fill vacancies and newly created directorships.

               (f) CONDUCT OF MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice Chairman of the Board, if any and if present and acting, or the President, if a member of the Board and if present and acting, or any other director chosen by the Board, shall preside.

               Section 5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the holders of a majority of the Class A Common Stock except as otherwise provided by the General Corporation Law.

               Section 6. COMMITTEES. Whenever its number consists of three or more, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law and may authorize the seal of the corporation to be affixed to all papers which may require it.

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               Section 7. INFORMAL ACTION. Any member or members of the Board of
Directors or of any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE IV
                                    OFFICERS

               Section 1. DESIGNATION. The officers of the corporation shall consist of a President, a Vice President, a Secretary, a Treasurer and, if deemed necessary, expedient or desirable by the Board of Directors, a Chairman of the Board, a Vice chairman of the Board, an Executive Vice President, additional Vice Presidents, one or more Assistant Secretaries, one or one or more Assistant Treasurers and such other officers with such titles as the resolution or instrument choosing them shall designate.

               Section 2. QUALIFICATIONS. Except as may otherwise be provided in the resolution or instrument choosing him, no officer other than the Chairman of the Board, if any, and the Vice Chairman of the Board, if any, need be a director.

               Any number of offices may be held by the same person as the directors may determine, except that no person may hold the offices of President and Secretary simultaneously.

               Section 3. TERM OF OFFICE. Unless otherwise provided in the resolution or instrument choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been duly chosen and qualified.

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               Section 4. REMOVAL. Any officer may be removed, with or without cause, by the Board of Directors; and any subordinate or junior officer not chosen by the Board of Directors, but chosen under duly constituted authority conferred by the Board of Directors, may be removed, with or without cause, by the officer or officers who chose him.

               Section 5. VACANCIES. Any vacancy in any office may be filled by the Board of Directors. A vacancy in any junior or subordinate office not filled by the Board of Directors may be filled by the officer or officers duly vested with the authority to choose the person to fill such office.

               Section 6. CHOOSING OFFICERS. The Board of Directors shall choose the President, the Vice President, the Secretary, the Treasurer, the Chairman of the Board, if any, the Vice Chairman of the Board, if any, an Executive Vice President, if any, additional Vice Presidents, if any, and such other officers as may be designated by them and may confer upon any executive officer or officers authority to choose junior or subordinate officers.

               Section 7. DUTIES AND AUTHORITY.

               (a) PRESIDENT. The president shall be the principal executive officer of the corporation and shall in general supervise, manage and control all of the business and affairs of the corporation. In amplification and not limitation of the foregoing, and except as otherwise provided by any provision of law, the President shall negotiate, enter into and sign or countersign and otherwise execute in the name or on behalf of the corporation all contracts, deeds, mortgages, pledges, bonds, evidences of indebtedness, leases, certificates, instruments and other transactions and shall make reports to the Board of Directors, any committee thereof and the stockholders. He shall also exercise such additional authority and perform such additional duties as shall be assigned to him by the Board of Directors.

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               (b) THE VICE-PRESIDENT. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

               (c) THE SECRETARY. The Secretary shall (a) keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) have general charge of the stock ledger of the corporation; and (e) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

               (d) TREASURER. The Treasurer shall be the principal financial officer of the corporation and in general shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

               (e) ASSISTANT SECRETARIES AND TREASURERS. The Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or the Treasurer respectively, or by the President or the Board of Directors.

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               (f) OTHER OFFICERS. All other officers of the corporation shall exercise such authority and perform such duties as may be provided for in the resolutions or instruments choosing them and prescribing their authority and duties.

               Section 8. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors.

               Section 9. RESOLUTIONS AND INSTRUMENTS. The Secretary of the corporation shall keep, or cause to be kept, with the By-Laws of the corporation a copy of every resolution or instrument designating and choosing officers and prescribing their qualifications, tenure, authority, duties, compensation and other appropriate incidents and attributes of office; and each such resolution or instrument shall be deemed to be a component part of these By-Laws.

                                    ARTICLE V
                                 CORPORATE SEAL

               The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE VI
                                   FISCAL YEAR

               The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

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                                   ARTICLE VII
                                    DIVIDENDS

               The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of Class A Common Stock and Class B Common Stock in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

                                  ARTICLE VIII
                                   AMENDMENTS

               These By-Laws may be amended or repealed or new By-Laws may be adopted by the holders of the Class A Common Stock or by the Board of Directors at any regular or special meeting of the stockholders or of the Board of Directors if notice of such amendment or repeal or adoption of new By-Laws is contained in the notice if such meeting is a special meeting. The fact that the power to amend or repeal or adopt new By-Laws is conferred herein upon the Board of Directors shall not divest the holders of the Class A Common Stock of the power or limit their power to amend or repeal or adopt new By-Laws. The Board of Directors shall not have the power to adopt, amend or repeal By-Laws amended, repealed or adopted by the holders of the Class A Common Stock.


Adopted: January 2, 1976

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                               COULTER CORPORATION

                             SHAREHOLDERS ACTION BY
                            UNANIMOUS WRITTEN CONSENT

               We the undersigned, comprising all the Class A shareholders of the corporation, hereby consent in writing pursuant to the Delaware General Corporation Law and the By-Laws of the Corporation, to the following action:

               RESOLVED that the By-Laws of said corporation are amended as follows: Article III, Section 2, Directors, Qualification and Number is hereby amended to reduce the number of directors from three (3) to two (2).



Hialeah, Florida                                  /s/ Wallace H. Coulter
March 29, 1985                            --------------------------------------
                                                    Wallace H. Coulter

                                                /s/ Joseph R. Coulter, Jr.
                                          --------------------------------------
                                                  Joseph R. Coulter, Jr.

                                                  Being all the Class A
                                                 Shareholders of Coulter
                                                       Corporation